Exhibit 99.1

ClearSign Combustion Corporation

Announces Full Year 2016 Results

Company Positions Itself to Capitalize on new Duplex Plug & Play™ Product

SEATTLE, February 14, 2017 – ClearSign Combustion Corporation (NASDAQ: CLIR), an emerging provider of industrial combustion technologies that help to reduce emissions and improve efficiency, today announced its results for the full year ended December 31, 2016.

“I am pleased with the progress ClearSign has made in furthering our Duplex™ technology and demonstrating its merits with commercial installations in the field,”

said Steve Pirnat, ClearSign Chairman and CEO. “We are at an exciting time where we can now leverage our success of reducing emissions and improving operational performance and launch our first off the shelf product. Our Duplex Plug & Play solution is like nothing else in the market and is a leap forward for us in terms of commercial advancement.”

Strategic and operational highlights during and subsequent to the fourth quarter included:

•	Completed and announced acceptance of Tricor Refinery Heater Project as well as a second refinery process heater - ClearSign retrofitted both customer's refinery heaters with ClearSign's unique, patented, Duplex technology to ensure compliance with California's strict air emissions requirements. Following the retrofits, independent testing conducted by a third party on behalf of the refiners confirmed single digit emission levels of NOx (oxides of nitrogen), performance that would qualify as Best Available Control Technology (BACT) in any jurisdiction within the U.S.

•	Entered the packaged boiler vertical – ClearSign was awarded a contract to retrofit a water tube boiler at Tricor Refining. This is the Company’s first entry to the estimated $1.7 billion packaged boiler market. The project is expected to be completed by the fourth quarter of 2017.

•	Completed second Aera Energy LLC project – The Company successfully completed its second once through steam generator (OSTG) project, which represented the first commercial order for Aera.

•	Closed rights offering - The Company closed a rights offering in January 2017 pursuant to which it sold approximately 2.4 million units. Each unit consisted of one share of common stock and one publicly traded warrant (NASDAQ: CLIRW). The Company raised gross proceeds of approximately $9.6 million through the rights offering

•	New Duplex Plug and Play Burner – In February 2017, ClearSign introduced its innovative Duplex Plug & Play burner, which is a simple, pre-engineered solution for the refinery process heater market. The first unit, which has been lab tested, is expected to be installed for field testing within the next 60 days for a customer in Texas.

Revenue and gross profits from our Duplex technology in 2016 were $621,000 and $136,000, respectively, after delivering retrofits in the flare, refinery, and enhanced oil recovery segments. Revenue in 2015 was nominal. The net loss for 2016 was $11.2 million compared to $7.9 million a year ago primarily due to an increase in R&D and field testing expenses of $2.1 million reflective of product development efforts and a $1.4 million increased write-offs resulting from a re-evaluation of its patent portfolio.

Working capital at December 31, 2016 totaled $355,000 including cash and equivalents of $1.3 million. On January 25, 2017, we received approximately $8.7 million in net cash proceeds from the closing of our rights offering. Ignoring revenue beyond our current backlog of $900,000, this provides us adequate cash to support our operations for at least the next 12 months. Shares outstanding at February 14, 2017 total 15,598,853.

Conference Call

A conference call discussing the release of the Company's results for the fourth quarter ending December 31, 2016 will be held today, February 14, 2017, at 4:30 PM Eastern Time. To listen to the conference call, you should dial 1-866-372-4653 (international: +1-412-902-4217) five to ten minutes before the scheduled start time and request to be connected to the ClearSign Combustion Corporation conference call. To listen by webcast use this link: https://www.webcaster4.com/Webcast/Page/987/19511 or visit ClearSign's Investor Relations page. If you wish to listen to a replay of the conference call, you may dial 1-877-344-7529 (international: +1-412-317-0088) and enter conference ID 10100558. The replay will be available for 7 days after the conference call.

About ClearSign Combustion Corporation

ClearSign Combustion Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of combustion systems, including emissions and operational performance, energy efficiency and overall cost-effectiveness. Our patented Duplex™ and Electrodynamic Combustion Control™ platform technologies enhance the performance of combustion systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, and power industries. For more information, please visit www.clearsign.com.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, general business and economic conditions, the performance of management and our employees, our ability to obtain financing, competition, whether our technology will be accepted and other factors that are to be detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Three Part Advisors, LLC for ClearSign

+1 817-310-8776

mselinger@threepa.com

Media:

Brittney Garneau

Pierpont Communications for ClearSign

+1 713-627-2223

bgarneau@piercom.com

ClearSign Combustion Corporation

Statements of Operations

	For the Years Ended December 31,
	2016	2015
Sales	$621,000	$61,000
Cost of goods sold	485,000	50,000
Gross profit	136,000	11,000
Operating expenses:
Research and development	4,831,000	2,932,000
General and administrative	6,510,000	5,021,000
Total operating expenses	11,341,000	7,953,000
Loss from operations	(11,205,000)	(7,942,000)
Interest income	32,000	44,000
Net Loss	$(11,173,000)	$(7,898,000)
Net Loss per share	$(0.86)	$(0.63)

Balance Sheets

	December 31,
	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$1,259,000	$10,985,000
Prepaid expenses	535,000	203,000
Accounts Receivable	103,000	-
Total current assets	1,897,000	11,188,000

Fixed assets, net, and other assets	154,000	133,000
Patents and other intangible assets, net	1,735,000	2,881,000

Total Assets	$3,786,000	$14,202,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$755,000	$495,000
Accrued compensation and taxes	669,000	1,109,000
Deferred rent	3,000	20,000
Billings on uncompleted contracts in excess of costs	115,000	-
Total current liabilities	1,542,000	1,624,000

Stockholders' Equity:
Common stock, $0.0001 par value, 12,983,938 and
12,868,943 shares issued and outstanding
at December 31, 2016 and 2015, respectively	1,000	1,000
Additional paid-in capital	42,574,000	41,735,000
Accumulated deficit	(40,331,000)	(29,158,000)
Total stockholders' equity	2,244,000	12,578,000

Total Liabilities and Stockholders' Equity	$3,786,000	$14,202,000